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                                                                   EXHIBIT 99(d)

                               STATE OF MISSOURI

                            DEPARTMENT OF INSURANCE
                  P.O. Box 690, Jefferson City, MO 65102-0690


IN RE:         Proposed Acquisition of      )
               Advantage Dental Health      )
               Plans Inc., a Missouri       )   Case No. 96-12-19-0175
               corporation, by Safeguard    )
               Health Enterprises, Inc.     )


                FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
                ----------------------------------------------

     A public hearing was held on January 8, 1997. This hearing concerned the proposed acquisition of Advantage Dental Health Plans, Inc. (ADHP), a Missouri domestic insurer within the meaning of section 382.010(5), RSMo 1994, by Safeguard Health Enterprises, Inc. (Safeguard). Based on the testimony and other evidence presented at this public hearing, I, Jay Angoff, Director of the Department of Insurance, State of Missouri, find and conclude that:

     1. After the acquisition of ADHP by Safeguard, ADHP would be able to satisfy the requirements for the issuance of a license to write the line or lines of insurance for which it is presently licensed.

     2. The effect of the acquisition of ADHP by Safeguard would not substantially lessen competition in insurance or tend to create a monopoly in this state.

     3. The financial condition of Safeguard is not such as might jeopardize the financial
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stability of ADHP or prejudice the interest of its policyholders.

     4. Safeguard has no plans to liquidate or sell ADHP or to consolidate or merge it with another company or to make any other material change in ADHP's business, corporate structure, or management.

     5. The competence, experience or integrity of Safeguard's management are such that it would not be contrary to the interest of policyholders of ADHP and of the public to permit the acquisition of ADHP by Safeguard.

     6. The proposed acquisition of ADHP by Safeguard is not likely to be hazardous or prejudicial to the insurance buying public.


                                     ORDER
                                     -----

     Based on the foregoing findings and conclusions, the proposed acquisition of ADHP by Safeguard is APPROVED.

     So ordered, signed and official seal affixed this January 17, 1997.


                                       /s/ JAY ANGOFF
                                       ----------------------------------
                                       Jay Angoff, Director
                                       Director of Insurance
                                       State of Missouri

                                       [SEAL]


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                            CERTIFICATE OF SERVICE
                            ----------------------

     The undesigned hereby certifies that a true and accurate copy of the foregoing document was forwarded by facsimile and/or first class mail this 17th day of January, 1997, to:


     Ronald I. Brendzel
     Sr. Vice President, Secretary and General Counsel
     Safeguard Health Enterprises, Inc.
     P.O. Box 3210
     Anaheim, California 92803-3210
     Fax (714) 758-4383


                                       /s/ Linda E. Armstrong
                                       ---------------------------------